EX 99.28(d)(1)(ix)

Amendment to

Amended and Restated Investment Advisory

and Management Agreement

between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Adviser and the Fund entered into an Amended and Restated Investment Advisory and Management Agreement effective December 1, 2012, as amended (“Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the following fund merger and fund name changes have been approved by the Board of Managers of the Fund:

Fund Merger:

JNL/Mellon Capital 25 Fund of JNL Variable Fund LLC into the JNL/S&P 4 Fund of JNL Series Trust;

Fund Name Changes:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund; and
JNL/Mellon Capital DowSM 10 Fund to JNL/Mellon Capital Dow Index Fund.

Whereas, pursuant to the approval of the fund merger and fund name changes, as outlined above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to:

-	remove the JNL/Mellon Capital 25 Fund and its respective fees; and
-	change the two fund names, as outlined above.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2015, attached hereto.

In Witness Whereof, the Adviser and the Fund have caused this Amendment to be executed as of this 17th day of August 2015, effective September 28, 2015.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated September 28, 2015
(List of Funds)

Funds

JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

Schedule B
Dated September 28, 2015
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Dow Index Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Global 30 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Nasdaq® 25 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® 24 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Communications Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Technology Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%

B-2